Exhibit 5.1

David G. Peinsipp

T: +1 415 693 2177

dpeinsipp@cooley.com

February 12, 2014

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Zynga Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 6,850,973 shares of the Company’s Class A common stock, par value $0.00000625 (the “Shares”), issuable or reserved for issuance pursuant to the Zynga Inc. 2011 Equity Incentive Plan (as successor to the NatualMotion Limited Option Plan and the NaturalMotion Limited Enterprise Management Incentive Scheme) (the “2011 EIP”).

In connection with this opinion, we have examined the Registration Statement and related prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the 2011 EIP and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2011 EIP and the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800  T: (415) 693-2000  F: (415) 693-2222 WWW.COOLEY.COM

Zynga Inc.

February 12, 2014

Page Two

Sincerely,

Cooley LLP

By:	/s/ David G. Peinsipp
David G. Peinsipp

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800  T: (415) 693-2000  F: (415) 693-2222 WWW.COOLEY.COM